UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, Mr. Richard B. Fried notified the board of directors (the “Board”) of Hudson Pacific Properties, Inc. (the “Company”) of his resignation from the Board, effective December 31, 2023, due to his desire to devote more of his time to other professional commitments. In tendering his resignation, Mr. Fried expressed no disagreement with the Company.

On December 5, 2023, the Board voted to appoint Mr. Michael Nash as Mr. Fried’s successor, effective January 1, 2024. Mr. Nash will serve on the Audit Committee and the Investment Committee of the Board.

Mr. Nash will receive the standard non-employee director compensation for serving on the Board. In addition, the Company and Mr. Nash expect to enter into the Company’s standard form of indemnification agreement for its non-employee directors to be effective as of January 1, 2024, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s compensation program for its non-employee directors, please see the Company’s Proxy Statement for its 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 31, 2023. For a description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2015.

Mr. Nash is the Co-Founder and Chairman of Blackstone Real Estate Debt Strategies. He is a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors, and he is also Executive Chairman of Blackstone Mortgage Trust. The Company co-invests in several joint ventures with certain affiliates of Blackstone, which have been previously disclosed. There are no arrangements or understandings between Mr. Nash and any other person pursuant to which Mr. Nash was appointed as a director, and, other than the foregoing, Mr. Nash is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On December 7, 2023, the Company issued a press release announcing the appointment of Mr. Nash to its Board, effective January 1, 2024. A copy of the press release is furnished herewith as Exhibit 99.1. The information being furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1**	Press release dated December 7, 2023 announcing appointment of Michael Nash to Board
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	December 7, 2023	By:	/s/ Mark Lammas
Mark Lammas President